Exhibit 10.6

LEXINGTON REALTY TRUST
2007 EQUITY-BASED AWARD PLAN
___________________________________

2007 Outperformance Program
___________________________________

WHEREAS, Lexington Realty Trust (the “Company”) maintains the Lexington Realty Trust 2007 Equity-Based Award Plan (the “2007 Plan”);

WHEREAS, the Company has adopted this 2007 Outperformance Program (the “OPP”) effective as of April 1, 2007;

WHEREAS, the Committee desires to amend the OPP to clarify certain provisions;

NOW, THEREFORE, the OPP is amended in the following manner:

1.      Section 2 of the OPP is amended effective immediately, by:

a.	deleting in its entirety the defined term “Market Price Return” and replacing it with the following:

“Market Price Return” means, for the Valuation Date, the compounded annual EOY Market Price Return during the period from the Effective Date to such Valuation Date, the computation shall be pro-rated based on the number of completed months to the Valuation Date from the most recent anniversary of the Effective Date.

b.	adding the following defined terms:

“BOY Share Value” means the average closing price of one Common Share for the ten consecutive trading days immediately prior to April 1, 2007, April 1, 2008 or April 1, 2009, as applicable.

“EOY Market Price Return” means, as of each of March 31, 2008, March 31, 2009 and the Valuation Date, the  excess of (i) the EOY Share Value for such date or the Valuation Date Share Value for such Valuation Date, as applicable, minus (ii) the applicable BOY Share Value.

“EOY Share Value” means the average closing price of one Common Share for the ten consecutive trading days immediately prior to March 31, 2008 or March 31, 2009, as applicable.

2.             Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provisions of the OPP, except as provided above.

IN WITNESS WHEREOF, on this 20th day of December 2007, pursuant to an unanimous written consent of the Committee, the Company has adopted this Amendment to the OPP.

Lexington Realty Trust

By _/s/ T. Wilson Eglin_______________
Name: T. Wilson Eglin
Title: Chief Executive Officer